Exhibit 21.1

MARRIOTT VACATIONS WORLDWIDE CORPORATION

SUBSIDIARIES

(as of February 15, 2016)

Subsidiaries organized in the United States	Jurisdiction of Organization

Dockside Market Partnership *	Florida

e-CRM Central, LLC	Delaware

Eagle Tree Construction, LLC	Florida

Hard Carbon, LLC	Nevada

Heavenly Resort Properties, LLC	Nevada

K D Kapule LLC	Hawaii

Kauai Lagoons Holdings LLC	Delaware

Kauai Lagoons LLC	Hawaii

Kauai Lagoons Vessels LLC	Hawaii

Marriott Kauai Ownership Resorts, Inc.	Delaware
Entity also does business under the names:
• Marriott Vacation Club International

Marriott Overseas Owners Services Corporation	Delaware

Marriott Ownership Resorts Procurement, LLC	Delaware

Marriott Ownership Resorts, Inc.	Delaware
Entity also does business under the names:
• Deck 12
• Declan
• Flagler’s
• Grande Pines Golf Club
• Grand Residences by Marriott
• Horizon’s by Marriott Vacation Club
• International Golf Club
• Marriott Golf Academy
• Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International, Corp.
• Marriott’s Mountainside Resort
• Marriott’s Summit Watch Resort
• The Declan Suites
• The Declan Suites San Diego
• The Pool Patio and Grill
• Marriott’s Waiohai Beach Resort

Marriott Resorts Hospitality Corporation	South Carolina
Entity also does business under the names:
• Horizon’s by Marriott Vacation Club
• Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International One
• Marriott Vacation Club, South Beach
• Marriott’s Custom House
• Marriott’s Grand Chateau
• Marriott’s Legends Edge at Bay Point
• Marriott’s Oceana Palms
• Marriott’s Villas at Doral
• Reflections
• The Market Place
• Tidewater’s Sweets and Sundries

Marriott Resorts Sales Company, Inc.	Delaware
Entity also does business under the names:
• Marriott Resorts Realty, Inc.
• Marriott Vacation Club International, Ltd.

Marriott Resorts Title Company, Inc.	Florida
Entity also does business under the names:
• Marriott Resorts Title, Inc.

Subsidiaries organized in the United States	Jurisdiction of Organization

Marriott Resorts, Travel Company, Inc.	Delaware
Entity also does business under the names:
• Marriott Vacation Club International
• Marriott Vacation Club International Two
• MVC Exchange Company

Marriott Vacation Club Ownership LLC	Delaware

Marriott Vacation Club Ownership II LLC	Delaware

Marriott Vacation Properties of Florida, Inc.	Delaware

Marriott’s Desert Springs Development Corporation	Delaware

MH Kapalua Venture, LLC	Delaware

MORI Golf (Kauai), LLC	Delaware
Entity also does business under the names:
• Kauai Lagoons
• The Kauai Lagoons Golf and Racquet Club
• The Kauai Lagoons Golf Course
• The Kiele Golf Course

MORI Member (Kauai), LLC	Delaware

MORI Residences, Inc.	Delaware

MORI SPC 2005-1 Corp.	Delaware

MORI SPC 2005-2 Corp.	Delaware

MORI SPC 2006-1 Corp	Delaware

MORI SPC 2006-2 Corp.	Delaware

MORI SPC 2007-1 Corp.	Delaware

MORI SPC Corp.	Delaware

MORI SPC II, Inc.	Delaware

MORI SPC III Corp.	Delaware

MORI SPC Series Corp.	Delaware

MORI SPC V Corp.	Delaware

MORI SPC VI Corp.	Delaware

MORI SPC VII Corp.	Delaware

MTSC, INC.	Delaware

MVCO 2005-1 LLC	Delaware

MVCO 2005-2 LLC	Delaware

MVCO 2006-1 LLC	Delaware

MVCO 2006-2 LLC	Delaware

MVCO 2007-1 LLC	Delaware

MVCO Series LLC	Delaware

MVW International Finance Company LLC	Delaware

MVW of Hawaii, Inc.	Delaware
Entity also does business under the names:
• Marketplace Express
• Marriott’s Ko Olina Beach Club
• Marriott’s Maui Ocean Club
• Marriott’s Waiohai Beach Club
• The Marketplace at Ko Olina
MVW of Nevada, Inc.	Nevada
Entity also does business under the names:
• Marriott’s Grand Chateau

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

MVW US Services, LLC	Delaware

R.C. Chronicle Building, L.P.	Delaware

Subsidiaries organized in the United States	Jurisdiction of Organization

RBF, LLC	Delaware
Entity also does business under the names:
• RBF-Jupiter, LLC
• The Ritz-Carlton Golf Club & Spa, Jupiter

RCC (GP) Holdings LLC	Delaware

RCC (LP) Holdings L.P.	Delaware

RCDC 942, L.L.C.	Delaware
Entity also does business under the names:
• RCDC 942 Market Street, LLC

RCDC Chronicle LLC	Delaware

The Cobalt Travel Company, LLC	Delaware

The Lion & Crown Travel Co., LLC	Delaware
Entity also does business under the names:
• Waikiki Edition Hotel

The Ritz-Carlton Development Company, Inc.	Delaware
Entity also does business under the names:
• The Ritz-Carlton Destination Club

The Ritz-Carlton Management Company, L.L.C.	Delaware

The Ritz-Carlton Sales Company, Inc.	Delaware

The Ritz-Carlton Title Company, Inc.	Delaware

Subsidiaries organized outside the United States	Jurisdiction of Organization

AP (Macau) Pte Limited	Macau

AP Nusa Dua Bali Hong Kong Holding Limited	Hong Kong

Aruba Finance Holdings B.V.	Netherlands

Asia Pacific Bali Hong Kong Holding Limited	Hong Kong

Asia Pacific HK Holding Limited	Hong Kong

Bali Hong Kong Holding Limited	Hong Kong

Club Holidays Australia Limited	Australia

Club Resorts No. 1 Australia Pty Ltd	Australia
Entity also does business under the names:
• Citrique
• Elandra Retreat Club
• JAVA+
• Marriott Surfers Paradise Resort & Spa
• Misono Japanese Steakhouse
• Surfers Paradise Marriott Resort & Spa

Costa Del Sol Development Company N.V.	Aruba
Entity also does business under the names:
• Aruba Surf Club Development and Management Company

Fortyseven Park Street Limited	United Kingdom

Hat 64	Cayman Islands

Maikhao Land Owning Limited	Thailand

Marriott Ownership Resorts (Bahamas) Limited	Bahamas

Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US

Marriott Resorts Hospitality (Bahamas) Limited	Bahamas

Marriott Resorts Hospitality of Aruba N.V.	Aruba

Marriott Vacation Club International of Aruba N.V.	Aruba

Marriott Vacation Club International of Japan, Inc.	Japan

Marriott Vacation Club Timesharing GmbH	Austria

MGRC Management Limited	United Kingdom

MVCI AP Macau Marketing Pte, Limited	Macau

MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong

Subsidiaries organized outside the United States	Jurisdiction of Organization

MVCI Asia Pacific Finance Pte. Limited	Hong Kong

MVCI Asia Pacific Pte. Ltd.	Singapore

MVCI Australia Pty Ltd.	Australia

MVCI Curacao N.V.	Curacao

MVCI Egypt B.V.	Netherlands

MVCI Europe Limited	United Kingdom

MVCI Finance C.V.	Aruba

MVCI France SAS	France

MVCI Holdings B.V.	Netherlands

MVCI Holidays France SAS	France

MVCI Holidays, S.L.	Spain

MVCI Ireland Limited	Ireland

MVCI Management, S.L.	Spain

MVCI Playa Andaluza Holidays, S.L.	Spain

MVCI Puerto Rico, Inc.	Puerto Rico
Entity also does business under the names:
• Marriott Vacation Club International

MVCI Services Limited	Ireland

MVCI St. Kitts Company Limited	Saint Kitts & Nieves

MVCI (Thailand) Limited	Thailand

MVW International Holding Company S.à r.l.	Luxembourg

Promociones Marriott, S.A. de C.V.	Mexico

PT. Indonesia Bali Resort	Indonesia

R.M. Mexicana S.A. de C.V.	Mexico

RC Abaco Holding Company Ltd.	Virgin Islands -BR

RC Management Company Bahamas Limited	Bahamas

RC St. Thomas, LLC	Virgin Islands - US

The Abaco Club RC, Ltd.	Bahamas

The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands - US

*	Marriott Vacations Worldwide Corporation owns less than 100%.

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